                            CONFIDENTIAL TREATMENT                  EXHIBIT 10.6

                       THIRD AMENDMENT TO IRU AGREEMENT

       This Amendment to IRU Agreement ("Amendment") is made and entered into as of the 16th day of November, 1998, by and between Qwest Communications Corporation ("QWEST") and GTE Intelligent Network Services Incorporated ("GTE").

                                   RECITALS

       A. QWEST and GTE previously entered into an IRU Agreement dated as of May 2, 1997, as amended by the First Amendment dated August 13, 1997 and the Second Amendment dated May 29, 1998 (the "Agreement").

       B. QWEST and GTE wish to amend the Agreement to add additional Dark Fibers and make certain modifications to the Agreement

                                   AGREEMENT

       In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, QWEST and GTE agree as follows:

       1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Agreement.

       2. In accordance with the provisions of Section 1.1(b), the parties agree to amend the route of Segment 44, from Lake City to Tampa in accordance with the map attached hereto as Exhibit A, and to include the spur from Bellview, Florida to Orlando, Florida as part of Segment 44. The Segment shall be subdivided in Subsegments as follows: Segment 44A, Lake City to Bellview, Segment 44B, Bellview to Tampa, and Segment 44C, Bellview to Orlando. The total estimated route mileage for the new Segment 44, including the spur, remains at
268. Further, in accordance with Section 1.1(a) and subject to the provisions of the Agreement, QWEST hereby grants GTE and IRU in twenty four (24) Dark Fibers in the new Segment 52, Orlando to Titusville, containing an estimated 42 route miles. Further, in accordance with Section 1.1(a) and subject to the provisions of the Agreement, QWEST hereby grants GTE an IRU in twenty four (24) Corning SMF-28 Dark Fibers in a diverse route from QWEST's POP facility at 115 North Harrington Avenue, Raleigh, NC, to GTE's POP facility at 3632 North Roxboro Road, Durham, NC containing an estimated 72.2 route miles (42.8 miles of OPGW and 29.4 miles of terrestrial fiber), hereinafter referred to as the GTE Durham Endlink.

       3. GTE hereby agrees to pay QWEST as follows for the additional fibers: for the twenty four (24) Dark Fibers in Segment 52, Orlando to Titusville, GTE will pay QWEST the lump sum of [*Material Omitted and Separately Filed Under an Application for Confidential Treatment]. For the twenty four (24) Dark Fibers in the GTE Durham Endlink, GTE will pay QWEST the lump sum of [*Material Omitted and Separately Filed Under an Application for Confidential Treatment].

                            CONFIDENTIAL TREATMENT

       4. The Estimated Delivery Date for Segment 52, Orlando to Titusville, is December 31, 1998. The Estimated Delivery Date for the GTE Durham Endlink is June 15, 1999.

       5. The route miles of Segment 52 and the GTE Durham Endlink are exempted from the provisions of Article 1.1(c) of the Agreement.

       6. Except as modified in this Agreement, all other provisions of the Agreement shall apply.

       QWEST and GTE have executed this Amendment effective as of the day first written above.

QWEST COMMUNICATIONS                         GTE INTELLIGENT NETWORK SERVICES
CORPORATION                                  INCORPORATED

By_____________________________              By_____________________________
Name:                                        Name:
Title:                                       Title:
Date:                                        Date:


                                       2